Exhibit 32.3
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned officer of BXP, Inc., the sole general partner of Boston Properties Limited Partnership (the “Operating Partnership”), hereby certifies to his knowledge that the Operating Partnership's Quarterly Report on Form 10-Q for the period ended June 30, 2026 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership. This certification shall not be deemed “filed” for any purpose, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 regardless of any general incorporation language in such filing.
Date: August 6, 2026

/s/ OWEN D. THOMAS
Owen D. Thomas Chief Executive Officer of BXP, Inc. General Partner of Boston Properties Limited Partnership